EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CDK Global, Inc. (the "Company") on Form 10-Q for the fiscal quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph A. Tautges, Executive Vice President, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	November 5, 2019	/s/ Joseph A. Tautges
Joseph A. Tautges
Executive Vice President, Chief Financial Officer (principal financial officer)